UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 22, 2011

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Thomas Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on June 22, 2011.  Matters voted upon by the Company’s stockholders at that meeting were:

(i)                                     the election of four directors to serve on the Company’s Board of Directors until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(ii)                                  the ratification of the appointment of Hein & Associates LLP, an independent registered accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The final number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes, as applicable, with respect to each matter is set forth below:

Proposal 1

The nominees for Company’s Board of Directors listed below each received a plurality of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director until the 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes

Michael E. McGrath	1,633,639	4,271	338,894
John T. Chain, Jr.	892,047	745,863	338,894
Dorsey R. Gardner	1,633,425	4,485	338,894
David B. Mathis	1,629,893	8,017	338,894

Proposal 2

The proposal to ratify the appointment of Hein & Associates LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2011 was approved.  The results were as follows:

For	Against	Abstain

1,957,590	18,152	1,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	June 24, 2011	By:	/s/ FRANK W. TILLEY
Frank W. Tilley,
Chief Financial Officer and Vice President